Exhibit 3.1

<PRE>
                                                                    EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                        OF APACHE MEDICAL SYSTEMS, INC.
                     (Pursuant to Sections 242 & 245 of the
               General Corporation Law of the State of Delaware)

         Gerald E. Bisbee, Jr. hereby certifies that:

         1.      Gerald E. Bisbee, Jr., is the Chairman of APACHE Medical
Systems, Inc., a Delaware corporation.

         2.      The Certificate of Incorporation of the corporation filed on
September 1, 1987 and amended and restated on December 26, 1991, January 2,
1992, December 31, 1992 and January 20, 1994, amended on August 17, 1995, amended and restated on December 28, 1995 and amended and restated on June 19,
1996 is amended and restated to read as follows:

         FIRST.  Name.  The name of the corporation is APACHE Medical
Systems, Inc.

         SECOND. Registered Office.  The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of
New Castle  19805.  The name of its registered agent at such address is
Corporation Service Company.

         THIRD.  Purposes.  The nature of the business or purposes to be conducted or promoted is:

                 To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of
             Delaware.

         FOURTH. Authorized Capital.  The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Sixty
Million (60,000,000) shares, comprised of Thirty Million (30,000,000) shares of
Common Stock with a par value of One Cent ($.01) per share (the "Common Stock")
and Thirty Million (30,000,000) shares of Preferred Stock with a par value of
One Cent ($.01) per share (the "Preferred Stock").

         A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions of the Preferred Stock and Common
Stock are as follows:
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         A.      PREFERRED STOCK

         1.      Designation.  The Preferred Stock shall be issuable in series, and in  connection with the issuance of any series of Preferred Stock and to the extent now or hereafter permitted by the laws of the State of Delaware, the
Board of Directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate or rates of each series (which rate or rates may be expressed in terms of a formula or other method by which such rate or rates shall be calculated from time to time) and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, respecting the redemption of the shares of each series and, subject to requirements of the laws of the State of
Delaware, the voting rights (except that such shares shall not have more than one vote per share), the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of stock of the corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.

         2.      Redemption, Conversion, etc.  Preferred Stock of any series redeemed, converted, exchanged, purchased, or otherwise acquired by the
Corporation shall constitute authorized but unissued Preferred Stock.

         3.      Rank.  All shares of any series of Preferred Stock, as between themselves, shall rank equally and be identical (except that such shares may have different dividend provisions); and all series of Preferred Stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of such series.

         B.      COMMON STOCK

         1.      Voting Rights.  Except as otherwise required by law or this
Amended and Restated Certificate of Incorporation, including any certificate of designations for a Series of Preferred Stock, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

         2.      Dividends.  Subject to the preferential rights of the
Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

         3.      Dissolution, Liquidation or Winding Up.  In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Amended and Restated
Certificate of Incorporation, including any certificate of designations for a
Series of Preferred Stock, to receive all of the remaining assets of the corporation of whatever kind


available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         FIFTH.  This corporation shall have perpetual existence.

         SIXTH.  The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         SEVENTH In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

         A.      The Board of Directors of the corporation is expressly
authorized:

                 (i)      To make, alter or repeal the by-laws of the
corporation.

                 (ii)     To authorize and cause to be executed mortgages and
liens upon the real and personal property of the corporation.

                 (iii)    To set apart out of any of the funds of the
corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                 (iv)     By a majority of the whole board, to designate one
or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate member of any committee, who may replace any absent or disqualified member of any committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the Board of
Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending this Amended and Restated Certificate of Incorporation
(except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation
Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange, of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a

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revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

                 (v)      When and as authorized by the stockholders in
accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation.

         B.      Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         C.      The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

         EIGHTH.  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the
application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH.

         (a)      A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation
Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal

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benefit.  If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or
any other applicable law, as so amended.  Any repeal or modification of this
Section (a) by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         (b)      (1) Each person who has or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation
Law of the State of Delaware, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators;
provided, however, that except as provided in paragraph (2) of this Section (b)
with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.  The right to indemnification conferred in this Section (b)
shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation
Law of the State of Delaware, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

         (2)     If a claim under paragraph (1) of this Section (b) is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid


amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the
State of Delaware, or any other applicable law, for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation
(including its Board of Directors, stockholders or independent legal counsel)
to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General
Corporation Law of the State of Delaware, or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (3)     The right to indemnification and the payment of expenses
incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this
Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (4)     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.

         (5)     The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

         (6)     Any repeal or modification of this Section (b) by the
stockholders of the corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

         TENTH.  The corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.


         The foregoing Amended and Restated Certificate of Incorporation has
been duly adopted  in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Amended and
Restated Certificate of Incorporation on this 6th day of May, 1997.

                                        /s/  Gerald E. Bisbee, Jr.
                                        -------------------------------
                                        GERALD E. BISBEE, JR., Chairman

                          CERTIFICATE OF AMENDMENT TO
                      THE CERTIFICATE OF INCORPORATION OF
                          APACHE MEDICAL SYSTEMS, INC.

                                      ONE

      The Certificate of Incorporation of APACHE Medical Systems, Inc. is
amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

      FIRST.   Name. The name of the corporation is Aros Corporation.

                                      TWO

      At its regular meeting held on May 14, 2001, the Board of Directors of the corporation declared the amendment advisable, duly adopted it and recommended it for consideration by the stockholders at their next annual meeting.

                                     THREE

      At their annual meeting duly called and held on June 11, 2001 upon notice in accordance with Section 222 of the General Corporation Law of the State of
Delaware, the stockholders of the corporation adopted the amendment by voting the necessary number of shares as required by statute in favor of the amendment.

                                      FOUR

      The corporation, its Board of Directors and its stockholders duly adopted the amendment in accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

      The undersigned declares that the facts herein stated are true as of
July 3, 2001.

                                        APACHE MEDICAL SYSTEMS, INC

                                        By: /s/ Gerald E. Bisbee, Jr., Ph.D.
                                            --------------------------------
                                            Gerald E. Bisbee, Jr., Ph.D.
                                            Secretary and Chairman of the Board
                            CERTIFICATE OF AMENDMENT

                                     OF THE

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                             REGEN BIOLOGICS, INC.

     ReGen Biologics, Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does, by
Gerald E. Bisbee, Jr., Ph.D., its President, under its corporate seal, hereby certify that:

     1.  The present name of the Corporation is ReGen Biologics, Inc., which was originally incorporated under the name of APACHE Medical Systems, Inc. upon the filing of the original Certificate of Incorporation of the Corporation with the
Secretary of State of the State of Delaware on September 1, 1987, and which was amended and restated on December 26, 1991, January 2, 1992, December 31, 1992
and January 20, 1994, amended on August 17, 1995, amended and restated on
December 28, 1995, June 19, 1996 and May 7, 1997, amended June 4, 1997, amended to change its name from APACHE Medical Systems, Inc. to Aros Corporation on July
3, 2001, amended June 21, 2002, and corrected on September 13, 2002. A
Certificate of Ownership and Merger was filed with the Secretary of State of the
State of Delaware on November 13, 2002, which certificate effected the merger of
Aros Merger Corp. into Aros Corporation and changed the name of the Corporation from Aros Corporation to its present name, ReGen Biologics, Inc.

     2.  Pursuant to Sections 141 and 242 of the General Corporation Law of the
State of Delaware, by resolution adopted at a meeting of the Board of Directors on November 12, 2002, the Board of Directors of the Corporation found that the following proposed amendment of the Certificate of Incorporation of the
Corporation (as previously amended and restated) was advisable and in the best interests of the Corporation and directed that the following proposed amendment be submitted for consideration and action thereon by the stockholders of the
Corporation:

         The first paragraph of Article FOURTH of the Certificate of
Incorporation of the Corporation (as previously amended and restated) shall be deleted in its entirety and the following paragraph shall be substituted in lieu thereof:

         "FOURTH": Authorized Shares. The Corporation is authorized to issue two classes of stock, to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is 130,000,000 shares, par value $0.01 per share, and the number of shares of Preferred Stock to be issued is 60,000,000 shares, par value $0.01 per share."

     3.  Pursuant to Section 242 of the General Corporation Law of the State of
Delaware, by resolution adopted at the 2002 Annual Meeting of Stockholders of the Corporation on November 26, 2002, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation voted in favor of, approved and adopted the foregoing proposed amendment of the Certificate of
Incorporation of the Corporation (as previously amended and restated).

     4.  The foregoing amendment of the Certificate of Incorporation of the
Corporation (as previously amended and restated) was duly adopted in accordance with the provisions of Sections 141, 242(b)(1) and 242(b)(2) of the General
Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed and executed in its corporate name by its President, who declares, affirms, acknowledges and certifies, under the penalties of perjury, that this is his free act and deed and that the facts stated herein are true and caused its corporate seal to be hereunto affixed, as of the 13th day of
December, 2002.

Effective Date: December 13, 2002

                                              REGEN BIOLOGICS, INC.,
                                              a Delaware corporation

                                              By: /s/Gerald E. Bisbee, Jr.
                                                  ------------------------
                                                  Gerald E. Bisbee, Jr., Ph.D.
                                                  President
                            CERTIFICATE OF AMENDMENT

                                     OF THE

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                             REGEN BIOLOGICS, INC.

     ReGen Biologics, Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does, by
Brion Umidi, its Chief Financial Officer, under its corporate seal, hereby certify that:

     1.   Pursuant to Sections 141 and 242 of the General Corporation Law of
the State of Delaware, by Written Consent in Lieu of a Special Meeting of the
Board of Directors on March 26, 2005, the Board of Directors of the Corporation
found that the following proposed amendment of the Amended and Restated
Certificate of Incorporation of the Corporation was advisable and in the best interests of the Corporation and directed that the following proposed amendment be submitted for consideration and action thereon by the stockholders of the
Corporation:

          The first paragraph of Article FOURTH of the Amended and Restated
Certificate of Incorporation of the Corporation shall be deleted in its entirety and the following paragraph shall be substituted in lieu thereof:

          "FOURTH:  Authorized Shares.  The Corporation is authorized to issue two classes of stock, to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is 165,000,000 shares, par value $0.01 per share, and the number of shares of Preferred Stock to be issued is 60,000,000 shares, par value $0.01 per share."

     2.   Pursuant to Section 242 of the General Corporation Law of the State
of Delaware, by resolution adopted at the 2005 Annual Meeting of Stockholders of the Corporation on May 13, 2005, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation voted in favor of, approved and adopted the foregoing proposed amendment of the Amended and
Restated Certificate of Incorporation of the Corporation.

     3.   The foregoing amendment of the Amended and Restated Certificate of
Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 141, 242(b)(1) and 242(b)(2) of the General Corporation
Law of the State of Delaware.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed and executed in its corporate name by its Chief
Financial Officer, who declares, affirms, acknowledges and certifies, under the penalties of perjury, that this is his free act and deed and that the facts stated herein are true and caused its corporate seal to be hereunto affixed, as of the 20th day of May, 2005.

Effective Date: May 24, 2005

                                                  REGEN BIOLOGICS, INC.,

                                                  By: /s/ Brion D. Umidi
                                                  ------------------------
                                                  Senior Vice President &
                                                  Chief Financial Officer
<PRE>

CERTIFICATE OF AMENDMENT
TO AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
REGEN BIOLOGICS, INC.

REGEN BIOLOGICS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify as follows:

FIRST:  The name of the Corporation is ReGen Biologics, Inc.

SECOND:  The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is September 1, 1987.

THIRD:  The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the DGCL, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

The first paragraph of Article FOURTH shall be amended and restated to read in its entirety as follows:

“FOURTH:  Authorized Shares.   The total number of shares of all classes of stock which the Corporation has the authority to issue is two hundred and twenty-five million (225,000,000) shares, consisting of two classes: one hundred and sixty-five million (165,000,000) shares of common stock, $0.01 par value per share (the “Common Stock”), and sixty million (60,000,000) shares of preferred stock, $0.01 par value per share. Effective at 11:59 p.m. (Eastern Daylight Time) on November 29, 2008 (such time, the “Effective Time”), every twenty (20) shares of Common Stock outstanding immediately prior to the Effective Time (such shares, the “Old Common Stock”) shall automatically without further action on the part of the Corporation be combined into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional shares described below.  From and after the Effective Time, certificates representing the Old Common Stock shall, without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment.  There shall be no fractional shares issued.  All fractional shares resulting from the Reverse Split shall be repurchased by the Company for cash at the current fair market value of the fractional share interest, such that the cash payment for the fractional share interest will be calculated by multiplying the fractional share interest by the fair market value per share of the common stock, which will be the average trading price per share of common stock on the OTC Bulletin Board (or any other listing or quotation system on which the shares of common stock are then listed or quoted) over the ten business days prior to the effective date of the reverse split.”

FOURTH:  Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, ReGen Biologics, Inc. has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be executed this 25th day of November, 2008.

REGEN BIOLOGICS, INC.

	By:	/s/ Brion Umidi
	Name:	Brion Umidi
	Title:	Senior Vice President and
Chief Financial Officer

ATTEST:
/s/ Michael Angelo

CERTIFICATE OF AMENDMENT
TO AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
REGEN BIOLOGICS, INC.

REGEN BIOLOGICS, INC.   (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify as follows:

FIRST:   The name of the Corporation is ReGen Biologics, Inc.

SECOND:   The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is September 1, 1987.

THIRD:   The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the DGCL, adopted resolutions to amend its Amended and Restated Certificate of Incorporation, as amended, as follows:

Article SEVENTH shall be amended by adding a new paragraph D as follows:

“D: The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible with the term of office of the directors of one class expiring each year.  Each director shall be elected to serve for a three year term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, however, that the directors first elected to serve as Class I directors shall serve for a term expiring on the date of the 2010 annual meeting of stockholders, the directors first elected to serve as Class II directors shall serve for a term expiring on the date of the 2011 annual meeting of stockholders and the directors first elected to serve as Class III directors shall serve for a term expiring on the date of the 2012 annual meeting of stockholders.

In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships to, or reduce the number of directorships in, such class or classes as shall, as nearly as possible, equalize the number of directors in each class.  Any additional director of any class elected by the Board of Directors to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.  In no case shall a decrease in the number of directorships for a class shorten the term of an incumbent director.  The Board of Directors may elect a director to fill a vacancy, in the manner provided in the by-laws, resulting from the death, resignation, retirement, disqualification or removal from office of a director, and such director shall have the same remaining term as that of his or her predecessor.  Each director shall serve for a term continuing until the annual meeting of stockholders at which the term of the class to which he or she was elected expires and until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal.”

FOURTH:   Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, ReGen Biologics, Inc. has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be executed by its Senior Vice President and Chief Financial Officer and attested to on June 8, 2009.

REGEN BIOLOGICS, INC.

ATTEST:	/s/ Michael Angelo	By:	/s/ Brion D. Umidi
Name: Brion D. Umidi
Title: Senior Vice President and Chief Financial Officer